Meta Reports Third Quarter 2022 Results

MENLO PARK, Calif. – October 26, 2022 – Meta Platforms, Inc. (Nasdaq: META) today reported financial results for the quarter ended September 30, 2022.

"Our community continues to grow and I'm pleased with the strong engagement we're seeing driven by progress on our discovery engine and products like Reels," said Mark Zuckerberg, Meta founder and CEO. "While we face near-term challenges on revenue, the fundamentals are there for a return to stronger revenue growth. We're approaching 2023 with a focus on prioritization and efficiency that will help us navigate the current environment and emerge an even stronger company."

Third Quarter 2022 Financial Highlights

	Three Months Ended September 30,		% Change
In millions, except percentages and per share amounts	2022	2021
Revenue	$27,714	$29,010	(4)%
Costs and expenses	22,050	18,587	19%
Income from operations	$5,664	$10,423	(46)%
Operating margin	20%	36%
Provision for income taxes	$1,181	$1,371	(14)%
Effective tax rate	21%	13%
Net income	$4,395	$9,194	(52)%
Diluted earnings per share (EPS)	$1.64	$3.22	(49)%

Third Quarter 2022 Operational and Other Financial Highlights

•Family daily active people (DAP) – DAP was 2.93 billion on average for September 2022, an increase of 4% year-over-year.
•Family monthly active people (MAP) – MAP was 3.71 billion as of September 30, 2022, an increase of 4% year-over-year.
•Facebook daily active users (DAUs) – DAUs were 1.98 billion on average for September 2022, an increase of 3% year-over-year.
•Facebook monthly active users (MAUs) – MAUs were 2.96 billion as of September 30, 2022, an increase of 2% year-over-year.
•Ad impressions and price per ad – In the third quarter of 2022, ad impressions delivered across our Family of Apps increased by 17% year-over-year and the average price per ad decreased by 18% year-over-year.
•Revenue – Revenue was $27.71 billion, a decrease of 4% year-over-year, and an increase of 2% year-over-year on a constant currency basis. Had foreign exchange rates remained constant with the third quarter of 2021, revenue would have been $1.79 billion higher.
•Costs and expenses – Total costs and expenses were $22.05 billion, an increase of 19% year-over-year. This includes an impairment loss of $413 million for certain operating leases as part of our ongoing work to align our office facilities footprint with our anticipated operating needs.
•Capital expenditures – Capital expenditures, including principal payments on finance leases, were $9.52 billion for the third quarter of 2022.
•Share repurchases – We repurchased $6.55 billion of our Class A common stock in the third quarter of 2022. As of September 30, 2022, we had $17.78 billion available and authorized for repurchases.
•Cash, cash equivalents, and marketable securities – Cash, cash equivalents, and marketable securities were $41.78 billion as of September 30, 2022.
•Long-term debt – Long-term debt was $9.92 billion as of September 30, 2022.
•Headcount – Headcount was 87,314 as of September 30, 2022, an increase of 28% year-over-year.

CFO Outlook Commentary

We expect fourth quarter 2022 total revenue to be in the range of $30-32.5 billion. Our guidance assumes foreign currency will be an approximately 7% headwind to year-over-year total revenue growth in the fourth quarter, based on current exchange rates.

To provide some context on the approach we are taking towards setting our 2023 budget, we are making significant changes across the board to operate more efficiently. We are holding some teams flat in terms of headcount, shrinking others and investing headcount growth only in our highest priorities. As a result, we expect headcount at the end of 2023 will be approximately in-line with third quarter 2022 levels.

We have increased scrutiny on all areas of operating expenses. However, these moves follow a substantial investment cycle so they will take time to play out in terms of our overall expense trajectory. Some steps, like the ongoing rationalization of our office footprint, will lead to incremental costs in the near term. This should set us up well for future years, when we expect to return to higher rates of revenue growth.

We expect 2022 total expenses to be in the range of $85-87 billion, updated from our prior outlook of $85-88 billion. This includes an estimated $900 million in additional charges related to consolidating our office facilities footprint that we expect to record in the fourth quarter of 2022. We anticipate our full-year 2023 total expenses will be in the range of $96-101 billion. This includes an estimated $2 billion in charges related to consolidating our office facilities footprint.

We expect the slight majority of our 2023 expense dollar growth to be driven by operating expenses, with the remaining growth coming from cost of revenue. We expect the percentage growth rate of 2023 operating expenses to decelerate meaningfully as we curtail non-headcount related expense growth and keep 2023 headcount roughly flat with current levels. Conversely, our growth in cost of revenue is expected to accelerate, driven by infrastructure-related expenses and, to a lesser extent, Reality Labs hardware costs driven by the launch of our next generation of our consumer Quest headset later next year.

Reality Labs expenses are included in our total expense guidance. We do anticipate that Reality Labs operating losses in 2023 will grow significantly year-over-year. Beyond 2023, we expect to pace Reality Labs investments such that we can achieve our goal of growing overall company operating income in the long run.

We expect 2022 capital expenditures, including principal payments on finance leases, to be in the range of $32-33 billion, updated from our prior range of $30-34 billion. For 2023, we expect capital expenditures to be in the range of $34-39 billion, driven by our investments in data centers, servers, and network infrastructure. An increase in AI capacity is driving substantially all of our capital expenditure growth in 2023.

Absent any changes to U.S. tax law, we expect our fourth quarter 2022 and our full-year 2023 tax rate to be similar to the third quarter 2022 rate.

In addition, as previously noted, we continue to monitor developments regarding the viability of transatlantic data transfers and their potential impact on our European operations.

Webcast and Conference Call Information

Meta will host a conference call to discuss the results at 2 p.m. PT / 5 p.m. ET today. The live webcast of Meta's earnings conference call can be accessed at investor.fb.com, along with the earnings press release, financial tables, and slide presentation. Meta uses the investor.fb.com and about.fb.com/news/ websites as well as Mark Zuckerberg's Facebook Page (facebook.com/zuck) and Instagram account (instagram.com/zuck) as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Following the call, a replay will be available at the same website. A telephonic replay will be available for one week following the conference call at +1 (800) 633-8284 or +1 (402) 977-9140, conference ID 22020741.

Transcripts of conference calls with publishing equity research analysts held today will also be posted to the investor.fb.com website.

About Meta

Meta builds technologies that help people connect, find communities, and grow businesses. When Facebook launched in 2004, it changed the way people connect. Apps like Messenger, Instagram, and WhatsApp further empowered billions around the world. Now, Meta is moving beyond 2D screens toward immersive experiences like augmented and virtual reality to help build the next evolution in social technology.

Contacts

Investors:
Deborah Crawford
investor@meta.com / investor.fb.com

Press:
Ryan Moore
press@meta.com / about.fb.com/news/

Forward-Looking Statements

This press release contains forward-looking statements regarding our future business plans and expectations. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: the impact of macroeconomic conditions on our business and financial results, including as a result of the ongoing COVID-19 pandemic and geopolitical events; our ability to retain or increase users and engagement levels; our reliance on advertising revenue; our dependency on data signals and mobile operating systems, networks, and standards that we do not control; changes to the content or application of third-party policies that impact our advertising practices; risks associated with new products and changes to existing products as well as other new business initiatives, including our metaverse efforts; our emphasis on community growth and engagement and the user experience over short-term financial results; maintaining and enhancing our brand and reputation; our ongoing privacy, safety, security, and content review efforts; competition; risks associated with government actions that could restrict access to our products or impair our ability to sell advertising in certain countries; litigation and government inquiries; privacy, legislative, and regulatory concerns or developments; risks associated with acquisitions; security breaches; and our ability to manage our scale and geographically-dispersed operations. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption "Risk Factors" in our Quarterly Report on Form 10-Q filed with the SEC on July 28, 2022, which is available on our Investor Relations website at investor.fb.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022. In addition, please note that the date of this press release is October 26, 2022, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), we use the following non-GAAP financial measures: revenue excluding foreign exchange effect, advertising revenue excluding foreign exchange effect, and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.

We exclude the following items from our non-GAAP financial measures:

Foreign exchange effect on revenue. We translated revenue for the three and nine months ended September 30, 2022 using the prior year's monthly exchange rates for our settlement or billing currencies other than the U.S. dollar, which we believe is a useful metric that facilitates comparison to our historical performance.

Purchases of property and equipment; Principal payments on finance leases. We subtract both purchases of property and equipment, net of proceeds and principal payments on finance leases in our calculation of free cash flow because we believe that these two items collectively represent the amount of property and equipment we need to procure to support our business, regardless of whether we procure such property or equipment with a finance lease. We believe that this methodology can provide useful supplemental information to help investors better understand underlying trends in our business. Free cash flow is not intended to represent our residual cash flow available for discretionary expenditures.

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the "Reconciliation of GAAP to Non-GAAP Results" table in this press release.

META PLATFORMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$27,714	$29,010	$84,444	$84,258
Costs and expenses:
Cost of revenue	5,716	5,771	16,913	16,301
Research and development	9,170	6,316	25,567	17,609
Marketing and sales	3,780	3,554	10,688	9,656
General and administrative	3,384	2,946	8,731	6,524
Total costs and expenses	22,050	18,587	61,899	50,090
Income from operations	5,664	10,423	22,545	34,168
Interest and other income (expense), net	(88)	142	125	413
Income before provision for income taxes	5,576	10,565	22,670	34,581
Provision for income taxes	1,181	1,371	4,123	5,496
Net income	$4,395	$9,194	$18,547	$29,085
Earnings per share attributable to Class A and Class B common stockholders:
Basic	$1.64	$3.27	$6.86	$10.27
Diluted	$1.64	$3.22	$6.82	$10.11
Weighted-average shares used to compute earnings per share attributable to Class A and Class B common stockholders:
Basic	2,682	2,814	2,703	2,832
Diluted	2,687	2,859	2,718	2,876
Share-based compensation expense included in costs and expenses:
Cost of revenue	$209	$147	$582	$428
Research and development	2,447	1,849	6,995	5,224
Marketing and sales	260	218	766	631
General and administrative	218	165	641	474
Total share-based compensation expense	$3,134	$2,379	$8,984	$6,757

META PLATFORMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)
	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$14,308	$16,601
Marketable securities	27,468	31,397
Accounts receivable, net	11,227	14,039
Prepaid expenses and other current assets	5,312	4,629
Total current assets	58,315	66,666
Non-marketable equity securities	6,528	6,775
Property and equipment, net	73,738	57,809
Operating lease right-of-use assets	13,641	12,155
Intangible assets, net	875	634
Goodwill	20,268	19,197
Other assets	5,529	2,751
Total assets	$178,894	$165,987

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,871	$4,083
Partners payable	975	1,052
Operating lease liabilities, current	1,291	1,127
Accrued expenses and other current liabilities	16,036	14,312
Deferred revenue and deposits	514	561
Total current liabilities	22,687	21,135
Operating lease liabilities, non-current	14,687	12,746
Long-term debt	9,922	—
Other liabilities	7,504	7,227
Total liabilities	54,800	41,108
Commitments and contingencies
Stockholders' equity:
Common stock and additional paid-in capital	62,092	55,811
Accumulated other comprehensive loss	(5,054)	(693)
Retained earnings	67,056	69,761
Total stockholders' equity	124,094	124,879
Total liabilities and stockholders' equity	$178,894	$165,987

META PLATFORMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cash flows from operating activities
Net income	$4,395	$9,194	$18,547	$29,085
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,175	1,995	6,310	5,953
Share-based compensation	3,134	2,379	8,984	6,757
Deferred income taxes	(1,097)	(786)	(2,113)	(139)
Impairment related to leases and leasehold improvements	413	—	413	—
Other	104	(73)	71	(161)
Changes in assets and liabilities:
Accounts receivable	(105)	(555)	1,930	(1,072)
Prepaid expenses and other current assets	(830)	(253)	(693)	(2,566)
Other assets	(27)	11	(160)	(184)
Accounts payable	(22)	694	(666)	560
Partners payable	20	(30)	(12)	(163)
Accrued expenses and other current liabilities	998	1,094	2,942	895
Deferred revenue and deposits	(7)	78	(35)	87
Other liabilities	540	343	446	527
Net cash provided by operating activities	9,691	14,091	35,964	39,579
Cash flows from investing activities
Purchases of property and equipment	(9,375)	(4,345)	(22,388)	(13,290)
Proceeds relating to property and equipment	20	32	190	92
Purchases of marketable debt securities	(2,597)	(7,786)	(8,885)	(24,314)
Sales of marketable debt securities	1,620	8,993	9,333	15,331
Maturities of marketable debt securities	649	2,991	1,562	9,318
Acquisitions of businesses and intangible assets	(34)	(71)	(1,250)	(330)
Other investing activities	16	(144)	(1)	(206)
Net cash used in investing activities	(9,701)	(330)	(21,439)	(13,399)
Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(1,011)	(1,576)	(2,938)	(4,007)
Repurchases of Class A common stock	(6,354)	(13,457)	(21,093)	(24,476)
Proceeds from issuance of long-term debt, net	9,921	—	9,921	—
Principal payments on finance leases	(163)	(231)	(615)	(505)
Net change in overdraft in cash pooling entities	(191)	11	(250)	15
Other financing activities	(55)	—	(101)	(13)
Net cash provided by (used in) financing activities	2,147	(15,253)	(15,076)	(28,986)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(364)	(215)	(1,063)	(344)
Net increase (decrease) in cash, cash equivalents, and restricted cash	1,773	(1,707)	(1,614)	(3,150)
Cash, cash equivalents, and restricted cash at beginning of the period	13,478	16,511	16,865	17,954
Cash, cash equivalents, and restricted cash at end of the period	$15,251	$14,804	$15,251	$14,804

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$14,308	$14,496	$14,308	$14,496
Restricted cash, included in prepaid expenses and other current assets	232	195	232	195
Restricted cash, included in other assets	711	113	711	113
Total cash, cash equivalents, and restricted cash	$15,251	$14,804	$15,251	$14,804

META PLATFORMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Supplemental cash flow data
Cash paid for income taxes, net	$2,006	$1,625	$4,647	$7,919
Non-cash investing and financing activities:
Property and equipment in accounts payable and accrued expenses and other current liabilities	$4,130	$2,635	$4,130	$2,635
Acquisition of businesses in accrued expenses and other current liabilities and other liabilities	$294	$73	$294	$73
Other current assets through financing arrangement in accrued expenses and other current liabilities	$18	$491	$18	$491
Repurchases of Class A common stock in accrued expenses and other current liabilities	$265	$1,223	$265	$1,223

Segment Results

We report our financial results for our two reportable segments: Family of Apps (FoA) and Reality Labs (RL). FoA includes Facebook, Instagram, Messenger, WhatsApp, and other services. RL includes augmented and virtual reality related consumer hardware, software, and content.

The following table presents our segment information of revenue and income (loss) from operations. For comparative purposes, amounts in the prior period have been recast:

Segment Information
(In millions)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Advertising	$27,237	$28,276	$82,387	$82,294
Other revenue	192	176	624	567
Family of Apps	27,429	28,452	83,011	82,861
Reality Labs	285	558	1,433	1,397
Total revenue	$27,714	$29,010	$84,444	$84,258

Income (loss) from operations:
Family of Apps	$9,336	$13,054	$31,983	$41,058
Reality Labs	(3,672)	(2,631)	(9,438)	(6,890)
Total income from operations	$5,664	$10,423	$22,545	$34,168

Reconciliation of GAAP to Non-GAAP Results
(In millions, except percentages)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP revenue	$27,714	$29,010	$84,444	$84,258
Foreign exchange effect on 2022 revenue using 2021 rates	1,789		3,944
Revenue excluding foreign exchange effect	$29,503		$88,388
GAAP revenue year-over-year change %	(4)%		—%
Revenue excluding foreign exchange effect year-over-year change %	2%		5%
GAAP advertising revenue	$27,237	$28,276	$82,387	$82,294
Foreign exchange effect on 2022 advertising revenue using 2021 rates	1,776		3,919
Advertising revenue excluding foreign exchange effect	$29,013		$86,306
GAAP advertising revenue year-over-year change %	(4)%		—%
Advertising revenue excluding foreign exchange effect year-over-year change %	3%		5%

Net cash provided by operating activities	$9,691	$14,091	$35,964	$39,579
Purchases of property and equipment, net	(9,355)	(4,313)	(22,198)	(13,198)
Principal payments on finance leases	(163)	(231)	(615)	(505)
Free cash flow	$173	$9,547	$13,151	$25,876